EXHIBIT 1.1

SUBSCRIPTION AGREEMENT

Equisource Hotel Fund I, LLP
a Nevada Limited Liability Partnership

The undersigned hereby applies to become a Limited Partner in Equisource Hotel Fund I, LLP, a Nevada limited liability partnership (the "Company"), and subscribes to purchase the number of Units herein indicated in accordance with the terms and conditions of the Limited Liability Partnership Agreement (“LLP Agreement”), as amended and the Prospectus, its exhibits, and any supplements thereto.

1.  REPRESENTATIONS AND WARRANTIES. The undersigned represents and warrants as follows:

(a)
I have received, read and fully understood the Prospectus along with any exhibits and supplements thereto and in making this investment I am relying only on the information provided in the Prospectus and any supplements. I have not relied on any statements or representations inconsistent with those contained in the Prospectus, its exhibits, or any supplements.

(b)
I understand that the Units are being offered and sold pursuant to a Prospectus, its exhibits, and any supplements. I acknowledge and understand that the Prospectus, its exhibits, and any supplements depends in part upon the accuracy of the representations and warranties contained herein, which I hereby make with the intent that they may be relied upon by the General Partner.

(c)
My principal residence is in the state of  _____________. Except as hereafter provided, if I am acting as the trustee of a trust or on behalf of any other business entity, both the principal office and the principal place of business of such trust or other entity are located in such a state. If I am acting as the trustee or custodian of a Keogh plan, Individual Retirement Account or other retirement plan and I am not a resident such a state, then all of the following requirements are satisfied: (i) all participants or beneficiaries of such retirement plan have their principal residence in such a state; (ii) all investment decisions regarding such plan are made by such resident participants and/or beneficiaries; and (iii) I perform only ministerial functions with respect to the investment of plan assets, with no independent authority or discretion to make investment decisions.

(d)	I understand that an investment in the Units involves certain risks. I am 18 years of age or older.
(e)
By virtue of my own investment acumen and experience or financial advice from my independent advisors (other than a person receiving commissions by reason of my purchase of Units), I am capable of evaluating the risks and merits of an investment in the Units.

(f)
Either (i) I have a net worth (exclusive of home, furnishings and automobiles) of $70,000 plus an annual gross income of $70,000; or (ii) I have a net worth (exclusive of home, furnishings and automobiles) of $250,000 ; or (iii) I am purchasing as a trustee or other fiduciary for a person meeting the requirements of clause (i) or (ii) above. If I am a resident of one of the following states, I understand I must meet those suitability standards*:

Alabama—Alabama investors must represent that, in addition to meeting the suitability standards listed above, they have a liquid net worth of at least ten times their investment in us and other similar programs.

California—A California investor must have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $85,000 and a net worth of $250,000 and the total investment in this offering may not exceed 10% of the investor’s net worth.

Iowa—An Iowa investor must have a net worth of $100,000 and an annual income of $70,000 or in the alternative, a net worth of $350,000 and the total investment in our offering may not exceed 10% of the investor’s liquid net worth.

Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in our and similar direct participation investments.

Kentucky—A Kentucky investor’s investment in our offering may not exceed 10% of his or her net worth.

Massachusetts—It is recommended by the Massachusetts Securities Division that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.

Michigan—Michigan investors may not invest more than 10% of their net worth in our offering.

Oregon—An Oregon investor’s aggregate investment in this offering may not exceed 10% of the investor’s liquid net worth.

Pennsylvania—A Pennsylvania investor must have a net worth of at least ten times his or her investment in our offering.

Tennessee—A Tennessee investor must have a liquid net worth of at least ten times his or her investment in our offering.

For purposes of determining the suitability of an investor, net worth (total assets minus total liabilities) in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. ‘‘Liquid net worth’’ is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as individual retirement accounts, or IRAs, Keogh Plans or pension or profit-sharing plans, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

*The Company may not be registered to sell securities in certain states listed and a potential subscriber may not invest unless the Company has duly registered the Units by coordination.

(g)	I am purchasing the Units solely for my own account, and not with a view to or for a sale in connection with any distribution of the Units.

2. POWER OF ATTORNEY. The undersigned hereby irrevocably constitutes and appoints the General Partner as his, her or its true and lawful attorney-in-fact, with full power of substitution and with full power and authority for him, her or it and in his, her or its name, place and stead, to execute, acknowledge, publish and file: The Partnership Agreement, the Articles of Organization of the Company and any amendments thereto or cancellations thereof required under the laws of the State of Nevada;

(a)
Any other certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Company is doing or intends to do business; and

(b)	Any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted Limited Partner, or the dissolution and termination of the Company.

The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death of a Limited Partner or the delivery of an assignment of Units by a Limited Partner; provided, that where the assignee thereof has been approved by the General Partner for admission to the Company as a substituted Limited Partner, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge, file and record any instrument necessary to effect such substitution.

3. ACCEPTANCE. This Subscription Agreement will be accepted or rejected by the General Partner within thirty (30) days of its receipt and receipt of the executed LLP Agreement by the Company. Subscription funds up to $1,000,000 (“Minimum Subscription”) will be deposited into the Company’s Escrow Account (“Escrow Account”) as described in the attached wiring and deposit instruction. If the Subscription Agreement is rejected, the Company shall immediately return any funds deposited in the Escrow Account. Subscription funds may remain in the Escrow Account for up to 120 days or until the Termination Date as defined in the Escrow Agreement of the Company with the Company’s escrow agent. Upon release of funds from the Escrow Account to the Company, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of Units indicated below, for the purchase price of $1,000 per Unit. The General Partner will return a countersigned copy of this Subscription Agreement and LLP Agreement to accepted subscribers, which copy (together with my canceled check) will be evidence of my purchase of Units.

4. PAYMENT OF SUBSCRIPTION PRICE. The full purchase price for Units is $1,000 per Unit, payable in cash concurrently with delivery of this Subscription Agreement and the LLP Agreement. I understand that my subscription funds will be held by Escrow Account until the Escrow reaches the Minimum Subscription If the Escrow Account balance does not reach the Minimum Subscription within 120 days or by the Termination Date as defined in the Escrow Agreement, my funds will be returned to me. If the Escrow Account balance is greater than the Minimum Subscription, then funds in the Escrow Account, including my funds will be immediately released to the Company for the purchase of real property. After the Minimum Subscription is reached by the Company so long as it is prior to the Termination Date, any subscription funds collected thereafter shall be deposited into the Company’s general account.

5. UNDERSTANDING OF LEGAL CONSEQUENCES. The undersigned acknowledges that it understands the meaning and legal consequences of the representations and warranties made by the undersigned herein, and that the General Partner is relying on such representations and warranties in making his determination to accept or reject this subscription.

PLEASE READ THE FOLLOWING PARAGRAPHS CAREFULLY AND INITIAL WHERE INDICATED AFTER HAVING DONE SO

The undersigned agrees to indemnify and hold Equisource Hotel Fund I, LLPand its General Partner, Limited Partners and other agents and employees harmless from and against any and all claims, demands, liabilities, and damages (including, without limitation, all attorneys' fees which shall be paid as incurred) which any of them may incur, in any manner or to any person, by reason of the falsity, incompleteness or misrepresentation of any information furnished by the undersigned herein or in any document submitted herewith.

The effect of the foregoing paragraph is that the undersigned will be financially responsible for all losses, damages, expenses and liabilities incurred by the Company and/or its General Partner as a result of a breach of any of the representations and warranties made by the undersigned.

THE UNDERSIGNED HAS READ CAREFULLY AND UNDERSTANDS THE FOREGOING INDEMNIFICATION PROVISIONS AND ITS EFFECT.
_________
(INITIAL)

6. INVESTOR INFORMATION. (Please print or type) Name and Address of Investor or Beneficial Owner:

Does your net worth exceed $70,000?	Yes	No

Does your income exceed $70,000?	Yes	No

If no, does your net worth exceed $250,000?	Yes	No

Please complete the following, as applicable. (Investments by more than one of the following entities, even if related to each other or controlled by the same person, require completion of separate Subscription Agreement.)

If you are a resident of a state listed in 1(f)  above, please provide the following information:

State of Residence: ______________________________________

Net Worth:_____________________________________________

Net Income:____________________________________________

Identifying Information

Individual Name:_________________________________________

Address:_______________________________________________

Social Security Number:____________________________________

Individual Retirement Account ("IRA"):

Trustee Name:___________________________________________

Address:_______________________________________________

Account Number:________________________________________

Pension or Profit Sharing Trust ("ERISA Plan"):

Trustee Name:___________________________________________

Address:_______________________________________________

Account Number:________________________________________

Corporation, Trust or Other:

Trustee Name:___________________________________________

Address:_______________________________________________

Account Number:_________________________________________

Number of Units to be Purchased (minimum of 5,000):____________________

Total Purchase Price ($1 per Unit; $5,000 minimum): $____________________

Please return this Subscription Agreement along with your deposit in accordance with the Deposit Instructions hereto attached.

IN WITNESS WHEREOF, the undersigned hereby agrees to become a Limited Partner in Equisource Hotel Fund I, LLP upon the terms and conditions set forth in the Limited Liability Partnership Agreement.

Dated: __, 20______

___________________________________________	___________________________________________
Signature of Beneficial Owner or Individual	Signature of Trustee or Officer

[IF IRA OR ERISA PLAN, THEN BOTH TRUSTEE AND BENEFICIAL OWNER(S) MUST SIGN.]

ACCEPTANCE

The foregoing Subscription Agreement is hereby accepted by Equisource Hotel Fund I, LLP

Equisource Hotel Fund I, LLP
a Nevada Limited Liability Partnership

_________, 2013	By:	___________________________________________

Its General Partner

DEPOSIT INSTRUCTIONS

Make a check payable to "Equisource Hotel Fund I, LLP Escrow Account."  Return your payment by check to:

Equisource Hotel Fund I, LLP Escrow Account
CitiBank, N.A
530 Central Avenue
Cedarhurst, NY 11516

Alternatively, you may wire your subscription payment to:

Equisource Hotel Fund I, LLP Escrow Account
CitiBank, N.A
530 Central Avenue
Cedarhurst, NY 11516
Routing #021000089
Account #4979156027

Please submit your Subscription Agreement and Executed LLP Agreement to the Escrow Agent at:

VStock Transfer, LLC
77 Spruce St.
Cedarhurst, NY  11516

With a copy to the Company at:

Equisource Hotel Fund I, LLP
2009 E. Windmill Lane
Las Vegas, NV  89123